UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASS OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES ACT OF 1934
EVANS BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

New York	16-1332767

(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

14 North Main Street, Angola, New York	14006

(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered:	Each Class is to be Registered:
Common Stock, par value $.50 per share	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: N/A
Securities to be registered pursuant to Section 12(g) of the Act:
Not Applicable

(Title of Class)

This registration statement is filed with the Securities and Exchange Commission in connection with the company’s transfer of its listing of common stock to the NYSE Amex.
Item 1. Description of Registrant’s Securities to be Registered.
The description of the Registrant’s common stock, par value $.50 per share (the “Common Stock”), registered hereby is incorporated by reference to the description of the Common Stock set forth in the Registrant’s registration statement on Form 10 (No. 000-18539) filed with the Securities and Exchange Commission on April 30, 1999, together with any amendment or report filed with the Securities and Exchange Commission for purposes of updating this description.
Item 2. Exhibits.
In accordance with the instructions to Form 8-A, no exhibits are required to be filed as part of this Registration Statement on Form 8-A.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Evans Bancorp, Inc.
December 22, 2010	By:	/s/ David J. Nasca
		Name:	David J. Nasca
		Title:	President & Chief Executive Officer